UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2019

ANTERO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:  (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Introductory Note

For purposes of the disclosure in this Current Report on Form 8-K, “AMGP” refers to Antero Midstream GP LP prior to its conversion to a Delaware corporation renamed Antero Midstream Corporation in connection with the Closing (as defined below), and “New AM” refers to Antero Midstream Corporation after such conversion. On March 12, 2019, AMGP and Antero Midstream Partners LP (“Antero Midstream”) completed the transactions (the “Closing”) contemplated by the previously announced Simplification Agreement, dated as of October 9, 2018 (the “Simplification Agreement”), by and among AMGP, Antero Midstream, AMGP GP LLC, Antero IDR Holdings LLC, a subsidiary of AMGP (“IDR Holdings”), Antero Midstream Preferred Co LLC (f/k/a Arkrose Midstream Preferred Co LLC), a wholly owned subsidiary of AMGP (“Preferred Co”), Antero Midstream Merger Sub LLC (f/k/a Arkrose Midstream Merger Sub) (“Merger Sub”), a wholly owned subsidiary of Antero Midstream Newco Inc. (f/k/a Arkrose Midstream Newco Inc.), a wholly owned subsidiary of AMGP and Antero Midstream Partners GP LLC, the general partner of Antero Midstream.

Item 1.01 Entry into a Material Definitive Agreement.

Voting Agreement Amendment.

On March 11, 2019, AMGP and Antero Resources Corporation (“Antero Resources”) entered into Amendment No. 1 to the Voting Agreement, dated as of October 9, 2018, by and between AMGP and Antero Resources to provide that Antero Resources would transfer certain common units representing limited partner interests in Antero Midstream to a wholly owned subsidiary prior to the Closing (the “Voting Agreement Amendment”).

The foregoing description of the Voting Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement.

In connection with the Closing, New AM entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 12, 2019, with Antero Resources, Antero Subsidiary Holdings LLC (f/k/a Arkrose Subsidiary Holdings LLC) (a wholly owned subsidiary of Antero Resources), certain members of management, certain funds affiliated with Warburg Pincus LLC, certain funds affiliated with Yorktown Partners LLC and former holders of the Series B Units representing limited liability company interests of IDR Holdings (collectively, the “Registration Rights Holders”), pursuant to which New AM agreed to register the resale of certain shares of common stock of New AM, par value $0.01 per share (“New AM Common Stock”), received by the Registration Rights Holders in the transactions pursuant to the Simplification Agreement (the “Transactions”), under certain circumstances, as described below.

Pursuant to the Registration Rights Agreement, New AM will use its reasonable best efforts to (i) prepare and file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the resale of the Registrable Securities (as defined in the Registration Rights Agreement) from time to time as permitted by Rule 415 of the Securities Act (or any similar provision adopted by the Securities and Exchange Commission then in effect) (the “Resale Registration Statement”) as soon as practicable, but in no event more than 30 days following the Closing and (ii) cause the Resale Registration Statement to become effective no later than 60 days after filing thereof. Except in certain circumstances, Sponsor Holders (as defined in the Registration Rights Agreement) owning at least three (3%) percent of the issued and outstanding shares of New AM Common Stock have the right to require New AM to facilitate an underwritten offering. New AM is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is less than $50,000,000. Sponsor Holders will also have customary piggyback registration rights to participate in underwritten offerings.

A Registration Rights Holder’s registration rights will expire at such time that such Registration Rights Holder no longer owns any Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 12, 2019, AMGP and Antero Midstream completed the Transactions. Pursuant to the Simplification Agreement, (i) AMGP was converted from a limited partnership to a corporation under the laws of the State of Delaware, and its name was changed to Antero Midstream Corporation and (ii) an indirect, wholly owned subsidiary of New AM was merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM. In connection with the Closing, Antero Resources received $297 in cash and 158.4 million shares of New AM’s common stock, par value $0.01 per share, in exchange for the 98,870,335 common units representing limited partner interests in Antero Midstream owned by Antero Resources immediately prior to the Closing.

Prior to the Closing, Antero Resources’ ownership of Antero Midstream common units represented approximately a 53% limited partner interest in Antero Midstream, and Antero Resources consolidated Antero Midstream’s financial position and results of operations into Antero Resources’ consolidated financial statements. After the Closing, Antero Resources owns approximately 31% of the common stock of New AM, and as a result, Antero Resources prospectively will no longer consolidate Antero Midstream in its consolidated financial statements and will account for its interest in New AM using the equity method of accounting starting with its financial statements for the first quarter of 2019.

Item 7.01 Regulation FD Disclosure.

On March 13, 2019, Antero Resources issued a press release announcing the Closing and the deconsolidation of Antero Midstream from its financial statements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

This Current Report on Form 8-K includes unaudited pro forma condensed consolidated financial statements of Antero Resources, which have been derived from the historical consolidated financial statements of Antero Resources, adjusted to reflect the deconsolidation of Antero Midstream as a result of the Closing. Antero Resources determined that upon Closing, Antero Resources no longer holds a controlling financial interest in Antero Midstream through the existing long-term contractual agreements with Antero Midstream, or otherwise.  As a result, Antero Resources prospectively will no longer consolidate Antero Midstream in its financial statements and will account for its interest in New AM using the equity method of accounting, as reflected in the unaudited pro forma condensed consolidated financial statements.  The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Antero Resources believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the deconsolidation of Antero Midstream, are factually supportable, and directly attributable to the deconsolidation and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements. The notes to the unaudited pro forma condensed consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information of Antero Resources giving effect to the Closing for the year ended December 31, 2018 are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(d)         Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Voting Agreement by and between Antero Midstream GP LP and Antero Resources Corporation, dated as of March 11, 2019.
10.2

Registration Rights Agreement, dated March 12, 2019, by and among Antero Midstream Corporation, Warburg Pincus Private Equity X O&G, L.P., Warburg Pincus X Partners, L.P., Warburg Pincus Private Equity VIII, LP, Warburg Pincus Netherlands Private Equity VIII C.V. I., WP-WPVIII Investors, L.P., Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Antero Resources Corporation, Arkrose Subsidiary Holdings LLC, Glen C. Warren, Jr., Canton Investment Holdings LLC, Paul M. Rady, Mockingbird Investments, LLC and the Employee Holders named in Schedule I thereto, acting severally.

99.1	Press Release, dated March 13, 2019.
99.2	Unaudited pro forma condensed consolidated financial information of Antero Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer
Dated: March 13, 2019